Exhibit 99.1

FOR IMMEDIATE RELEASE

RailAmerica Acquires Atlas Railroad Construction Company
Expands into Additional Rail-Related Growth Market

JACKSONVILLE, FL, June 30, 2010 – RailAmerica (NYSE: RA) announced that it has reached an agreement to acquire Atlas Railroad Construction Company (Atlas) and related assets for $21.5 million in cash plus closing adjustments for working capital, which are estimated to be approximately $2.5 million. The transaction is expected to close July 1, 2010.  Founded in 1954, Atlas is a railroad engineering, construction, maintenance and repair company operating primarily in the U.S. Midwest and Northeast.  Atlas provides railroad construction services principally to public-transit agencies, industrial customers, and short line and regional railroads.

RailAmerica President and CEO John Giles said, “We expect the next several years to see a dramatic increase in spending on railroad infrastructure driven by government stimulus programs and increased investments by North American railroads upgrading and improving their rail lines.  Acquiring Atlas, a quality company with established relationships in the transit and freight rail sectors, positions RailAmerica to benefit directly from this spending.”

“We believe that RailAmerica will create new opportunities for Atlas to grow its business by expanding into regions where RailAmerica’s railroads already have a presence and by providing new services. We also expect to realize cost savings from this combination by leveraging the best practices of each organization.” Giles concluded, “With this transaction, we have started to implement our acquisition strategy, a key corporate priority that complements our organic growth. We continue to work to identify additional value creating opportunities.”

For the next twelve months, RailAmerica estimates Atlas will generate approximately $25 million in revenue, $3.5 million in operating income and $2.1 million in depreciation and amortization. RailAmerica intends to use cash on hand to finance the purchase.

“I am pleased and proud for Atlas to join the RailAmerica family,” said Bill Stout, President of Atlas. RailAmerica expects to retain the Atlas brand and keep the headquarters in western Pennsylvania.

RailAmerica, Inc. owns and operates short line and regional freight railroads in North America, operating a portfolio of 40 individual railroads with approximately 7,400 miles of track in 27 U.S. states and three Canadian provinces.

Cautionary Note Regarding Forward-Looking Statements
Certain items in this press release and other information we provide from time to time may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to future events and financial performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. RailAmerica, Inc. can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from RailAmerica, Inc.’s expectations include, but are not limited to, prolonged capital markets disruption and volatility, general economic conditions and business conditions, our relationships with Class I railroads and other connecting carriers, our ability to obtain railcars and locomotives from other providers on which we are currently dependent, legislative and regulatory developments including rulings by the Surface Transportation Board or the Railroad Retirement Board, strikes or work stoppages by our employees, our transportation of hazardous materials by rail, rising fuel costs, acquisition risks, competitive pressures within the industry, risks related to the geographic markets in which we operate; and other risks detailed in RailAmerica, Inc.’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Commission on March 26, 2010. In addition, new risks and uncertainties emerge from time to time, and it is not possible for RailAmerica, Inc. to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. RailAmerica, Inc. expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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